UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASTRO-MED, INC.
(Exact name of issuer as specified in its charter)

Rhode Island	05-0318215
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.)

600 East Greenwich Avenue West Warwick, Rhode Island	02893
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan
 (Full title of the plan)

Joseph P. O’Connell, Senior Vice President,
Chief Financial Officer and Treasurer
Astro-Med, Inc.
600 East Greenwich Avenue
West Warwick, RI 02893
(401) 828-4000
(Name, address, including zip code, and telephone number,
Including area code, of agent for service of process)

Copy to:

Margaret D. Farrell, Esq.
Hinckley, Allen & Snyder LLP
100 Westminster Street, Suite 1500
Providence, Rhode Island 02903
(401) 274-2000

Indicate by check mark whether the registrant is a large accelerated filler, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                    Accelerated filer ☐
Non-accelerated filer ☐  (Do not check if a smaller reporting company)         Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock (par value $0.05)	500,000	$14.19495	$7,097,475	$824.73

(1)            Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by NASDAQ on May 27, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                        Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.                                        Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

Note: The documents containing the information specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1).  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (“Securities Act”).

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.                                      Incorporation of Certain Documents by Reference.

The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

(1)
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”), including all amendments or reports filed for the purpose of updating such description.

(2)	Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

(3)	Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2015.

(4)	Registrant’s Definitive Proxy Statement filed with the Commission on April 21, 2015, in connection with the Registrant's Annual Meeting of Shareholders held on May 20, 2015.

(5)	Registrant’s Current Reports on Form 8-K filed with the Commission on March 18, 2015, March 31, 2015, April 2, 2015, May 19, 2015 and May 27, 2015.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the end of the fiscal year ended January 31, 2015 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Written requests should be directed to Joseph P. O’Connell, Chief Financial Officer, Astro-Med, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.  Telephone requests may be directed to (401) 828-4000.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder LLP, 100 Westminster Street, Suite 1500, Providence, Rhode Island 02903.  Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP, is the Secretary of the Registrant.

Item 6.                      Indemnification of Directors and Officers.

Section 7-1.2-814 of the Rhode Island Business Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations.  Article IX of the Registrant's By-laws (i) authorizes the indemnification of directors and officers (the  “Indemnified Persons”) under specified circumstances to the fullest extent authorized, (ii) provides for the advancement of expenses to the Indemnified Persons for defending any proceedings related to the specified circumstances, and (iii) gives the Indemnified Persons the right to bring suit against the Registrant to enforce the foregoing rights to indemnification and advancement of expenses. The Registrant currently maintains one or more policies of insurance under which the directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

In addition, on May 20, 2015, the Registrant entered into indemnification agreements with each of its directors and its Chief Financial Officer. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Rhode Island law against liabilities that may arise by reason of their service to the Registrant and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8.                                        Exhibits.

Exhibit No.	Description

5	Opinion of Hinckley, Allen & Snyder LLP

23.1	Consent of Wolf & Company, P.C.

23.2	Consent of Hinckley, Allen & Snyder LLP (contained in their opinion filed as Exhibit 5)

24	Power of Attorney (included on signature page of the Registration Statement)

Item 9.                      Undertakings.

Item 512(a) of Regulation S-K.  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in this Registration Statement.

(2)  That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Warwick, State of Rhode Island, on the 29th day of May, 2015

ASTRO-MED, INC.

By:	/s/ Gregory A. Woods
Gregory A. Woods
President and Chief Executive Officer

We, the undersigned officers and directors of Astro-Med, Inc., in the Town of West Warwick, Rhode Island hereby severally constitute and appoint Gregory A. Woods and Joseph P. O’Connell our true and lawful attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Astro-Med, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gregory A. Woods Gregory A. Woods	President and Chief Executive Officer (Principal Executive Officer)	5/20/15

/s/ Joseph P. O'Connell Joseph P. O’Connell	Senior Vice President and Treasurer (Principal Financial and Accounting Officer	5/20/15

/s/ Graeme MacLetchie Graeme MacLetchie	Director	5/20/15

/s/ Everett V. Pizzuti Everett V. Pizzuti	Director	5/20/15

/s/ Mitchell I. Quain Mitchell I. Quain	Director	5/20/15

/s/ Harold Schofield Harold Schofield	Director	5/20/15

/s/ Hermann Viets Hermann Viets	Director	5/20/15

/s/ Erik J.Mancyak Erik J. Mancyak	Vice President and Corporate Controller (Principal Accounting Officer)	5/29/15